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                                                                   EXHIBIT 10.40




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                           R.H. DONNELLEY CORPORATION


                       2001 STOCK AWARD AND INCENTIVE PLAN










            Approved and adopted by the Board of Directors on February 27, 2001,
                         Approved and adopted by shareholders on May 1, 2001 and
            Amended and Restated by the Board of Directors effective May 1, 2001



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                           R.H. DONNELLEY CORPORATION

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                       2001 STOCK AWARD AND INCENTIVE PLAN

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
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
1.      Purpose.................................................................................      1

2.      Definitions.............................................................................      1

3.      Administration..........................................................................      4

4.      Stock Subject to Plan...................................................................      5

5.      Eligibility; Per-Person Award Limitations ..............................................      5

6.      Specific Terms of Awards................................................................      6

7.      Performance Awards, Including Annual Incentive Awards..................................       9

8.      Non-Employee Director Awards............................................................     12

9.      Certain Provisions Applicable to Awards.................................................     19

10.     Change in Control.......................................................................     20

11.     Additional Award Forfeiture Provisions..................................................     22

12.     General Provisions......................................................................     24



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                           R.H. DONNELLEY CORPORATION


                       2001 STOCK AWARD AND INCENTIVE PLAN


        1. PURPOSE. The purpose of this 2001 Stock Award and Incentive Plan (the "Plan") is to aid R.H. Donnelley Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

        2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                (a) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

                (b)     "Annual Limit" shall have the meaning specified in
        Section 5(b).

                (c) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

                (d) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

                (e)     "Board" means the Company's Board of Directors.

                (f) "Cause" shall have the meaning defined in any employment agreement or severance agreement between the Participant and the Company or a subsidiary or affiliate then in effect or, if no such agreement is then in effect, "Cause" shall mean (i) the Participant's willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure; (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates; or (iii) a felony conviction in a court of law under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary or affiliate conducts business which materially impairs the value of the Participant's service to the Company or any of its subsidiaries or affiliates; provided, however, that for purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interests, and no act or failure to act shall be deemed "willful" if it results from any incapacity of the Participant due to physical or mental illness.



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                (g)     "Change in Control" and related terms have the meanings
        specified in Section 10.

                (h) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

                (i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

                (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 12(j).

                (k) "Deferral Account" means the account established and maintained by the Company for Deferred Stock and/or deferred cash credited under Section 8. A Deferral Account shall include one or more subaccounts, including a Deferred Stock Account for forfeitable Deferred Stock under Section 8(c), a Deferred Stock Account for shares of Deferred Stock that have become nonforfeitable under Section 8(c) or that are at all times nonforfeitable under Section 8(e)(iii), a Deferred Stock Account for Deferred Stock resulting from Option exercises under
        Section 8(f)(i), and a Deferred Cash Account described in Section 8(e)(iv). The Deferral Account and subaccounts, and Deferred Stock and deferred cash credited thereto, will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

                (l) "Deferred Stock" means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

                (m) "Disability" means, with respect to a non-employee director, termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.

                (n) "Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

                (o)     "Effective Date" means the effective date specified in
        Section 12(p).

                (p)     "Eligible Person" has the meaning specified in
        Section 5.

                (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

                (r) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices per share of Stock reported on a consolidated basis for securities listed on the



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        principal stock exchange or market on which Stock is traded on the day immediately preceding the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

                (s) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code
        Section 422 and qualifying thereunder.

                (t) "Option" means a right, granted under this Plan, to purchase Stock.

                (u) "Option Valuation Methodology" means the method for determining the number of shares to be subject to Options, and the exercise price thereof, granted in payment of Retainer Fees under
        Section 8(e)(ii).

                (v) "Other Director Compensation" means fees payable to a director in his or her capacity as such, other than Retainer Fees, for attending meetings and other service on the Board and Board committees or otherwise.

                (w) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

                (x) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                (y) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

                (z) "Plan Year" means, with respect to a non-employee director, the period commencing at the time of election of the director at an annual meeting of shareholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director's initial appointment to the Board if not at an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders; provided, however, that the initial Plan Year shall begin on the day of the Company's 2001 Annual Meeting of Stockholders.

                (aa) "Preexisting Plans" means each of the following Company plans: the 1991 Key Employees' Stock Option Plan, as amended and restated; the Key Employees' Performance Unit Plan, as amended and restated; the 1998 Directors' Stock Plan, as amended and restated; and the Annual Incentive Plan, as amended and restated.

                (bb) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

                (cc) "Restricted Stock" means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

                (dd) "Retainer Fees" means annual Board and chair retainer fees payable to a director in his or her capacity as such for service on the Board and Board committees.

                (ee) "Retirement" means, with respect to a non-employee director, termination of service as a director of the Company at or after age 65.

                (ff) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.



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                (gg)    "Stock" means the Company's Common Stock, par value
        $1.00 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

                (hh) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

                (ii) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter and, in the case of any final distribution from a Participant's Deferred Cash Account (described in
        Section 8(f)(iv)), the day preceding such distribution.

        3.      ADMINISTRATION.

                (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

                (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (x) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
        Section 162(m) to fail to so qualify, and (y) permitted by the Delaware General Corporation Law.

                (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be



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        personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        4.      STOCK SUBJECT TO PLAN.

                (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) four million shares, plus (ii) the number of shares subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date, plus
        (iii) 10% of the number of shares issued or delivered by the Company during the term of the Plan other than issuances or deliveries under the Plan or other incentive compensation plans of the Company; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above; and provided further, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed one million shares. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

                (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plans that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

        5.      ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

                (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer or non-employee director of the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.



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                (b)     Per-Person Award Limitations. In each calendar year
        during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person's Annual Limit, which for this purpose shall equal $4 million plus the amount of the Eligible Person's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        6.      SPECIFIC TERMS OF AWARDS.

                (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

                (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                        (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 9(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above.

                        (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service



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                requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 12(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

                        (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code
                Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

                (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

                        (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 10(d) hereof) over (B) the grant price of the SAR as determined by the Committee.

                        (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

                (d) Restricted Stock. Subject to Section 9(d), the Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                        (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

                        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in



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                any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                        (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                        (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

                        (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 12(k)), as determined by the Committee at the date of grant or thereafter.

                        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                        (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

                (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

                (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

                (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

                (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.


        7.      PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS.

                (a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

                (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

                        (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                        (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) advertising sales (either calendar cycle or publication cycle basis) or other sales or revenue measures; (2) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity;
                (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or value created; (8) operating margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

                        (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

                        (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                        (v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

                (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

                        (i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in
                Section 5.

                        (ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a performance period or settlement of such Annual Incentive Award.

                (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under
        Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

                8. NON-EMPLOYEE DIRECTOR AWARDS. Options, Deferred Stock, Restricted Stock and other Awards (which other Awards, if granted, will be governed by Sections 6 and 7 of this Plan) shall be granted to non-employee directors of the Company or a subsidiary or an affiliate in accordance with policies established from time to time by the Board specifying the classes of non-employee directors to be granted such Awards, the number of shares to be subject to each Award, and the time or times at which such Awards shall be granted. All Options granted to non-employee directors shall be non-qualified stock options.

                        (a) Initial Policy -- Option Grants. The initial policy with respect to Options granted under this Section 8(a), effective as of the Effective Date and continuing until modified or revoked by the Board from time to time, shall be as follows:

                                (i)     Initial Grants. At the date of a
                        person's initial election or appointment as a member of the Board after the Effective Date, such person, if he or she is a non-employee director of the Company eligible to participate upon such election or appointment, shall be granted an Option to purchase 1,500 shares of Stock, subject to adjustment as provided in Section 12(c). At the Effective Date, each person who is a non-employee director of the Company eligible to participate at that date shall be granted an Option to purchase 1,500 shares of Stock, subject to adjustment as provided in Section 12(c).

                                (ii)    Annual Grants. At the date of each
                        annual meeting of shareholders following the Effective Date at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), such director, if he or she is a non-employee director of the Company eligible to participate at that date and if he or she has not been granted an Option under this Section 8(a) previously during the same calendar year, shall be granted an Option to purchase 1,500 shares of Stock, subject to adjustment as provided in Section 12(c).

                        (b) Terms of Options Granted Under Section 8(a). Each Option granted under Section 8(a) shall be subject to the following terms and conditions:

                                (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option, subject to Section 9(a).

                                (ii) Option Term. Each Option shall expire ten years after the date of grant, or such earlier date as the Option may no longer be exercised and cannot, by its terms, thereafter become exercisable.

                                (iii) Vesting and Exercisability. The Board may establish terms regarding the times at which Options shall become vested and exercisable. Unless otherwise determined by the Board, an Option granted under this
                        Section 8(a) and not previously forfeited shall vest and become exercisable by a Participant as to one-third of the number of shares subject to the Option at the close of business on the day preceding each of the three annual meetings of shareholders following the date of grant of the Option, rounded to the nearest number of whole shares. The foregoing notwithstanding, an Option not previously forfeited shall vest and become exercisable on an accelerated basis upon a Change in Control or upon the termination of the Participant's service as a director due to death, Disability or Retirement. Unless otherwise determined by the Board, an Option will cease to vest and become exercisable upon the termination of the Participant's service prior to a Change in Control for any reason other than death, Disability or Retirement, and such portion that has not vested and become exercisable at the time of such termination shall be forfeited.

                                (iv) Payment. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Stock, or any combination thereof, or in such other form or manner as may be consistent with
                        Section 6(b)(ii).

                        (c) Initial Policy -- Grant of Deferred Stock and Restricted Stock. The initial policy with respect to Awards granted under this Section 8(c), effective as of the Effective Date and continuing until modified or revoked by the Board from time to time, shall be as follows:

                                (i) Initial Grant. At the date of a person's initial election or appointment as a member of the Board after the Effective Date, such person, if he or she is a non-employee director of the Company eligible to participate upon such election or appointment, shall be granted 1,500 shares of Deferred Stock, subject to adjustment as provided in Section 12(c). At the Effective Date, each person who is a non-employee director of the Company eligible to participate at that date shall be granted 1,500 shares of Deferred Stock, subject to adjustment as provided in Section 12(c).

                                (ii)    Annual Grants. At the date of each
                        annual meeting of shareholders following the Effective Date at which a director is elected or reelected as a member of the Board (or at which members of another class of directors are elected or reelected, if the Company then has a classified Board), such director, if he or she is a non-employee director of the Company eligible to participate at that date and if he or she has not been granted Deferred Stock or Restricted Stock under Section 8(c) previously during the same calendar year, shall be granted 1,500 shares of Deferred Stock, unless the director has elected, prior to such annual meeting of shareholders, to receive such grant in the form of an equal number of shares of Restricted Stock. The number of shares subject to such annual grants shall be subject to adjustment as provided in Section 12(c).

                        (d) Terms of Deferred Stock and Restricted Stock Granted Under Section 8(c). Deferred Stock granted under Section 8(c) shall be subject to the terms and conditions of Deferred Stock specified in Sections 8(f)(ii), (iii), and (iv), unless otherwise determined by the Board. Deferred Stock and Restricted Stock granted under this Section 8(c) shall also be subject to the following additional terms and conditions:

                                (i) Vesting and Forfeiture. The Board may establish terms regarding the times at which Deferred Stock and Restricted Stock shall become vested and non-forfeitable. Unless otherwise determined by the Board, an Award granted under Section 8(c) and not previously forfeited shall become vested and non-forfeitable as to one-third of the number of shares of Deferred Stock or Restricted Stock at the close of business on the day preceding each of the three annual meetings of shareholders following the date of grant of such Award, rounded to the nearest number of whole shares. The foregoing notwithstanding, an Award of Deferred Stock or Restricted Stock not previously vested or forfeited shall vest and become non-forfeitable on an accelerated basis upon a Change in Control or upon the termination of the Participant's service as a director due to death, Disability or Retirement. Unless otherwise determined by the Board, an Award of Deferred Stock or Restricted Stock not previously vested or forfeited will cease to vest and will be forfeited upon the termination of the Participant's service prior to a Change in Control for any reason other than death, Disability or Retirement.

                                (ii) Deferred Stock Credited as a Result of Dividend Equivalents. Unless otherwise determined by the Board, Deferred Stock credited as a result of Dividend Equivalents under Section 8(f)(ii) shall be subject to the same terms, including risk of forfeiture, as the Deferred Stock with respect to which the dividend equivalents were credited.

                                (iii) Dividends on Restricted Stock. Unless otherwise determined by the Board, dividends on Restricted Stock declared and paid prior to the lapse of the risk of forfeiture on such Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock, which shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividend was paid.

                                (iv) Awards Nontransferable. Deferred Stock and Restricted Stock shall be nontransferable by the Participant at any time that the Award remains subject to a risk of forfeiture.

                        (e) Options Granted in Payment of Fees and Deferral of Fees in Deferred Stock and Deferred Cash. Each non-employee director of the Company may elect, in accordance with Section 8(e)(i), to be paid Retainer Fees in the form of Options under
                Section 8(e)(ii) or to defer receipt of Retainer Fees and Other Director Compensation in the form of Deferred Stock under
                Section 8(e)(iii) or deferred cash under Section 8(e)(iv).

                                (i)     Elections. A director shall elect to
                        participate and the terms of such participation by filing an election with the Company prior to the beginning of a Plan Year (the initial Plan Year will begin August 14, 1998 and Plan Years thereafter generally will begin at each annual meeting of shareholders or, in the case of a new director, upon initial appointment) or at such other date as may be specified by the Board, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws.

                                        (A)     Effect and Irrevocability of
                                Elections. Elections shall be deemed continuing, and therefore applicable to Plan Years after the initial Plan Year covered by the election, until the election is modified or superseded by the Participant. Elections other than those subject to Section 8(f)(iv) shall become irrevocable at the commencement of the Plan Year to which an election relates, unless the Board specifies a different time. Elections relating to the time of settlement of a Deferral Account shall become irrevocable at the time specified in Section 8(f)(iv). Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Board shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

                                        (B)     Matters To Be Elected. The
                                Company will provide a form of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 8.

                                        (C)     Time of Filing Elections. An
                                election must be received by the Company prior to the date specified by the Board. Under no circumstances may a

                                Participant defer compensation to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

                                (ii) Options Granted in Payment of Retainer Fees. A Participant who has elected to be paid a specified amount of Retainer Fees in the form of Options shall be granted, at the close of business on the day the Participant's Plan Year commences an Option to purchase the number of whole shares of Stock determined in accordance with the Option Valuation Methodology specified by the Board. Each Option granted under this
                        Section 8(e)(ii) shall be subject to the following terms and conditions:

                                        (A)     Option Valuation Methodology.
                                The Board shall determine the Option Valuation Methodology which will be used to determine the number of Options granted and the Option exercise price. The Option Valuation Methodology may be based upon a valuation of the Option, a discounting of the aggregate exercise price of the Options by the amount of Retainer Fees to be paid in the form of Options, or such other methodology as may be deemed reasonable for purposes of this Section 8(e)(ii).

                                        (B)     Option Term. Each Option will
                                expire ten years after the date of grant;
                                provided, however, that, unless otherwise determined by the Board, any portion of an Option that is not yet exercisable as of the date a Participant ceases to serve as a director for any reason will expire at the date such service ceases.

                                        (C)     Vesting and Exercisability.
                                Unless otherwise determined by the Board, each Option will vest and become exercisable as to 25% of the underlying shares on the June 30, September 30, December 31, and March 31 following the date of grant; provided, however, that, in the case of a Plan Year which begins on or after June 30 and before September 30, the vesting percentage shall be 33%, and in the case of a Plan Year which begins on or after September 30 and before December 31, the vesting percentage shall be 50%; and provided further, that an Option will become fully vested and exercisable at the close of business on the last day of the Plan Year in which it was granted. The number of shares as to which the Option becomes vested and exercisable will be rounded to the nearest whole number. The foregoing notwithstanding, (i) upon a Change in Control a Participant's Option not previously forfeited shall vest and become exercisable in full, and
                                (ii) upon termination of the Participant's service as a director due to death, Disability, or Retirement, that portion of the Option which would become vested and exercisable on the last day of the calendar quarter in which such death, Disability, or Retirement occurred will become immediately vested and exercisable.

                                        (D)     Exercise Price. The exercise
                                price per share of Stock purchasable under an Option will be determined in accordance with the Option Valuation Methodology. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Stock, or any combination thereof, or in such other form or manner as may be established by the Board; provided, however, that, unless otherwise determined by the Board, shares shall not be surrendered in payment of the exercise price if such surrender would result in additional accounting expense to the Company.

                                        (E)     Changes in Fees; Changes in
                                Service as a Committee Chair. If the amount of Retainer Fees is increased during a Plan Year, or if a Director is appointed chair of a Board committee such that an additional Retainer Fee is payable during a Plan Year, such increased or additional fees will not be paid in the form of Options. If a Director has been granted an Option in respect of a Plan Year in payment of Retainer Fees which included committee-related fees for service as chair or a member of any Board committee, and during such Plan Year he or she ceases such service but remains on the Board, the Option will expire in part at the time such service ceases, to the extent of that portion of the Option which is not yet exercisable multiplied by a fraction the numerator of which is the amount of committee-related fees included in such Retainer Fees and the denominator of which is the total amount of such Retainer Fees.

                                        (F)     Service During Part of a
                                Quarter. If a Participant ceases to serve as a director or on committee at a date other than a vesting date for the Option and if the Board does not exercise its discretion to permit vesting of the Participant's Option in consideration for the Participant's service in that final quarterly period, the Participant shall be entitled to payment in cash for his or her service in that final quarterly period if and to the extent then provided in the Company's regular non-employee director compensation policies.

                                (iii)   Deferral of Retainer Fees and Other
                        Director Compensation in the Form of Deferred Stock. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of Deferred Stock, a number of shares of Deferred Stock shall be credited to the Participant's Deferred Stock Account, as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a share of Stock at that date. Deferred Shares credited under this Section 8(e)(iii) shall be subject to the terms and conditions of Deferred Stock specified in Sections 8(f)(ii), (iii) and (iv). The right and interest of each Participant in Deferred Stock credited to the Participant's Deferred Stock Account under this
                        Section 8(e)(iii) at all times will be nonforfeitable.

                                (iv)    Deferral of Retainer Fees and Other
                        Director Compensation in the Form of Deferred Cash. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of deferred cash, an amount equal to such specified amount shall be credited to the Participant's Deferred Cash Account as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer. Each Participant shall be entitled to direct the manner in which his or her Deferred Cash Account will be deemed to be invested, selecting among the same investment alternatives (other than Company common stock) as are offered from time to time to participants in the Company's Deferred Compensation Plan. The right and interest of each Participant relating to his or her Deferred Cash Account at all times will be nonforfeitable.

                                (v) Cessation of Service as a Director. If any Retainer Fee or Other Director Compensation otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a director, such payment shall not be subject to deferral under this Section 8(e), but shall instead be paid in accordance with the Company's regular non-employee director compensation policies.

                        (f)     Other Deferrals and Terms of Deferral Accounts.

                                (i) Deferral of Certain Option Shares. Upon any exercise of an Option or an option granted under any other plan or program of the Company by a non-employee director, if the exercise price of such option is paid by surrender of shares of Stock to the Company, the director may elect to defer receipt of all or a portion of the shares deliverable upon exercise of the option in excess of the number surrendered in payment of the exercise price. In such case, the number of shares deferred shall be credited to the Participant's Deferred Stock Account.

                                (ii) Dividend Equivalents on Deferred Stock. Dividend Equivalents will be credited on Deferred Stock credited to a Participant's Deferred Stock Account(s) as follows:

                                        (A)     Cash and Non-Share Dividends. If
                                the Company declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferred Stock Account(s) as of the payment date for such dividend equal to (i) the number of shares of Deferred Stock credited to the respective Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a share of Stock at such payment date.

                                        (B)     Share Dividends and Splits. If
                                the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to the Participant's Deferred Stock Account(s) as of the payment date for such dividend or forward Stock split equal to (i) the number of shares of Deferred Stock credited to the respective Account as of the record date for such dividend or split multiplied by (ii) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

                                (iii) Reallocation of Accounts. A Participant may allocate amounts credited to his or her Deferred Cash Account to one or more of the investment vehicles authorized under the Company's Deferred Compensation Plan. Subject to the rules established by the Board and subject to the provisions of this Section 8(f), a Participant may reallocate amounts credited to his or her Deferred Cash Account as of the Valuation Date following the Participant's election, to one or more of such investment vehicles, by filing with the Company a notice, in such form, and in accordance with such procedures, as the Board shall determine from time to time. The Board may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of special investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants. Notwithstanding the foregoing, a Participant shall have no right to have amounts credited as cash to the Participant's Deferred Cash Account reallocated or switched to his or her Deferred Stock Account or amounts credited to the Participant's Deferred Stock Account reallocated or switched to his or her Deferred Cash Account, except as may be permitted by the Board.

                                (iv)    Elections as to Settlement. Each
                        Participant, while still a director of the Company, shall file an election with the Company specifying the time or times at which the Participant's Deferral Account will be settled, following the Participant's termination of service as a director of the Company, and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten (or such other number as may be determined by the Board); provided, however, that, if no valid election has been filed as to the time of settlement of a Participant's Deferral Account or any portion thereof, such Deferral Account or portion thereof shall be distributed in a single lump sum on the first business day of the year following the year in which the Participant ceases to serve as a director. If installments are elected, such installments must be annual installments, unless otherwise determined by the Board, commencing not later than the first year following the year in which the Participant ceases to serve as a director (on such annual installment date as may be specified by the Board) and extending over a period not to exceed ten years, unless otherwise determined by the Board.

                                        (A)     Matters Covered by Election.
                                Subject to the terms of the Plan, the Board shall determine whether all deferrals under the Plan must be subject to a single election as to the time or times of settlement, or whether settlement elections may relate to a specified sub-account (i.e., the Deferred Stock Account or the Deferred Cash Account) and/or a specified Plan Year. If the Board permits elections to relate to a specified Plan Year, such election shall apply to the amounts originally credited to the specified subaccount in respect of such Plan Year and to any additional amounts credited as Dividend Equivalents or interest in respect of such originally credited amounts and previously credited additional amounts.

                                        (B)     Modifying Elections. A
                                Participant may modify a prior election as to the time at which a Participant's Deferral Account (including a specified subaccount) will be settled at any time prior to the time the Participant ceases to serve as a director, subject to such requirements as may be specified by the Company. Such modification shall be made by filing a new election with the Company. The foregoing notwithstanding, the Board may disapprove or limit elections under this Section 8(f)(iv) in order to ensure that the Participant will not be deemed to have constructively received compensation in respect of the Participant's Deferral Account prior to settlement.

                                (v) Election Forms. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Board.

                                (vi)    Statements. The Company will furnish
                        statements to each Participant reflecting the amount credited to a Participant's Deferral Account, transactions therein, and other related information no less frequently than once each calendar year.

                                (vii)   Fractional Shares. The amount of
                        Deferred Stock credited to a Deferred Stock Account shall include fractional shares calculated to at least three decimal places.

                        (g) Settlement of Deferral Accounts. The Company will settle a Participant's Deferral Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant's death) at the time or times, in a lump sum or installments, as specified in the Participant's election filed in accordance with Section 8(f)(iv); provided, however, that a Deferral Account will be settled at times earlier than those specified in such election in accordance with Sections 8(g)(ii), (iii), and (iv).

                                (i) Form of Distribution. Distributions in respect of a Participant's Deferred Stock Account shall be made only in shares of Stock, together with cash in lieu of any fractional share remaining at a time that less than one whole share of Deferred Stock is credited to such Deferred Stock Account. Shares may be delivered in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Board may determine. Distributions in respect of a Participant's Deferred Cash Account shall be made only in cash.

                                (ii) Death. If a Participant ceases to serve as a director due to death or dies prior to distribution of all amounts from his or her Deferral Account, the Company shall make a single lump-sum distribution to the Participant's Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.

                                (iii) Financial Emergency and Other Payments. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Plan is warranted, the Board may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

                                (iv)    Change in Control. In the event of a
                        Change in Control, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days following such Change in Control.

        9.      CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 12(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

                (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii) and 8 or elsewhere in the Plan.

                (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 12(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 12(k)). Installment or deferred payments may be required by the Committee (subject to Section 12(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

                (d)     Limitation on Vesting of Certain Awards. Subject to
        Section 8, Restricted Stock will vest over a minimum period of three years except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this Section 9(d), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

        10.     CHANGE IN CONTROL.

                (a) Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 10(b), unless otherwise provided by the Committee in the Award document:

                        (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 12(a);

                        (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for Cause, subject only to applicable restrictions set forth in Section 12(a); and

                        (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

                (b) Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

                (c) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

                        (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "20%

                Beneficial Owner." For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding voting securities; provided that the term "20% Beneficial Owner" shall not include any person who, at all times following such an acquisition of securities, remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act, or remains exempt from filing a Schedule 13D under Section 13(d)(6)(b) of the Exchange Act, with respect to all classes of Company voting securities;

                        (ii) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i),
                (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors") cease for any reason to constitute at least a majority thereof;

                        (iii) The shareholders of the Company have approved a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than any such transaction which would result in at least 60% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph
                (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if consummation of the corporate transaction referred to in this Section 10(c)(iii) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

                        (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 10(c)(iv) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

                        (v) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan.

                (d) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or
        (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

                (e) Termination of Employment After Change in Control Negotiations Have Commenced. For purposes of this Section 10, a termination of a Participant's employment by the Company without Cause after the commencement of negotiations with a potential acquirer or business combination partner will be deemed to be a termination of employment immediately after a Change in Control if such negotiations result in a transaction constituting a Change in Control within 24 months of the commencement date of such negotiations.

        11.     ADDITIONAL AWARD FORFEITURE PROVISIONS.

                (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 11(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

                        (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

                        (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

                (b) Events Triggering Forfeiture. The forfeitures specified in Section 11(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate and resulting in his or her termination of employment, or during the one-year period following termination of such employment:

                        (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or telephone company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 11(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

                        (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

                        (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

                (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this
        Section 11 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 11(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 11(a) and 11(b).

                (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

        12.     GENERAL PROVISIONS.

                (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

                (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 12(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code
        Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

                (d)     Tax Provisions.

                        (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

                        (ii)    Required Consent to and Notification of Code
                Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

                        (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b), such Participant shall notify the Company of such disposition within ten days thereof.

                (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would:

                        (i) materially increase the number of shares reserved for issuance and delivery under Section 4 of the Plan;

                        (ii)    expand the class of Eligible Persons under
                Section 5(a) of the Plan;

                        (iii)   increase the per-person Annual Limits under
                Section 5(b) of the Plan;

                        (iv) increase the number of shares that may be issued and delivered under the Plan in connection with awards other than Options and SARs under Section 4(a) of the Plan;

                        (v) permit unrestricted Stock to be granted other than in lieu of such payments under the Plan or other incentive plans and programs of the Company and its subsidiaries and affiliates;

                        (vi) allow for the creation of additional types of awards;

                        (vii) with respect to Restricted Stock, permit shortening or lapsing of restrictions or waiving of performance goals, except to the extent specified in Section 9(d) of the Plan;

                        (viii) amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission; or

                        (ix)    amend any of the terms and conditions of this
                Section 12(e);

        and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. In addition, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award, except any such amendment made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification

                (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 11(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

                (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the

        Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code
        Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

                (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

                (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 9(c), 12(c) and 12(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and (ii) if any authority under Section 10 would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

                (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

                (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

                (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

                (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

                (p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under the Preexisting Plans shall continue in accordance with their terms. Any elections made by non-employee directors and their respective Deferral Accounts established pursuant to the 1998 Directors' Stock Plan shall continue as if made or established pursuant to the Plan until any such election is changed by such Participant in accordance with the provisions of this Plan. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.